SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934




Date of Report (Date of Earliest Event Reported): October 16, 2000


                               INTERNET VIP, INC.
             (Exact Name of Registrant as Specified in its Charter)



Delaware                             0-26949           11-3500919
--------                             -------           ----------
(State or Other Jurisdiction of     (Commission       (I.R.S. Employer
Incorporation or Organization)       File Number)      ID Number)

1155 University St., Montreal, Quebec                       H3B 3A7
-------------------------------------                       -------
(Address of Principal Executive Offices)                    (Zip Code)

                                 (514) 448-4847
              Registrant's telephone number, including area code:


(Former Name or Former Address if Changed Since Last Report)

Item 4.  Changes in Registrant's Certifying Accountants.

                  (a) On October 16, 2000, Registrant dismissed Arthur Andersen LLP ("AA") as its independent accountants. This action was approved by Registrant's Board of Directors. During its tenure, AA did not issue a report on Registrant's financial statements that either contained an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles, other than an uncertainty about the Registrant's ability to continue as a going concern.

                  During the period of its engagement there were no disagreements between Registrant and AA on any matter of accounting principles or practices, financial statement disclosure, or audit scope and procedure, which disagreement, if not resolved to the satisfaction of AA, would have caused it to make reference to the subject matter of the disagreement in connection with its opinion.

                  The disclosure contained herein has been submitted to AA for its review and for it to have an opportunity to comment on the disclosure. AA's letter addressing the disclosure is attached hereto as an exhibit.

                  (b) On October 16, 2000 Registrant appointed Mark Cohen CPA ("MC") as its independent accountant. Prior to such engagement, Registrant did not consult with MC regarding the application of accounting principles to a specified transaction, or the type of audit opinion that may be rendered with respect to the Registrant's financial statements.

Item 7. Financial  Statements,  Pro Forma Financial Information and Exhibits. 1.
Letter  by  the  dismissed  independent   accountants  in  connection  with  the
disclosure under item 4 of this Report.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: October 23, 2000
                                         INTERNET VIP, INC.



                                       By: /s/Christian P. Richer
                                           Christian P. Richer,
                                           President